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                                  EXHIBIT 3.1
                                  -----------


                           THIRD AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                                 DEPOMED, INC.


     Dr. John W. Fara and Julian N. Stern hereby certify that:

     1.  They are the President and Secretary, respectively, of DepoMed, Inc.

(the "Corporation").

     2.  The Articles of Incorporation of the Corporation are hereby amended and restated to read in full as follows:
                                       I.

     The name of this Corporation is DEPOMED, INC.

                                      II.

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III.

          3.1  Authorized Capital Stock. This Corporation is authorized to issue
               ------------------------
two classes of stock, which shall be known as Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation is authorized to issue is 35,000,000 shares and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 10,000,000. This Corporation is authorized to issue a series of Preferred Stock which shall be designated Series A Convertible Preferred Stock (the "Series A Preferred") and shall consist of 2,505,000 shares of Preferred Stock and a series of Preferred Stock which shall be designated Series B Convertible Preferred Stock (the "Series B Preferred") and shall consist of 500,000 shares of Preferred Stock. The remaining shares of Preferred Stock may be issued from time to time in one or more series. The rights, privileges, preferences and restrictions applicable to the Preferred Stock are set forth in Section 3.3.

          3.2 The Board of Directors shall determine the designation of each additional series of Preferred Stock and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of
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such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3.3 The rights, privileges, preferences and restrictions of the Preferred Stock are as follows:

          3.3.1  Dividend Rights.
                 ---------------

              (a) Dividend Rights of Preferred Stock. The holders of Preferred
                  ----------------------------------
Stock shall be entitled to receive, out of any funds legally available therefor, when and as declared by the Board of Directors noncumulative dividends on each outstanding share of Preferred Stock as follows:

                   (i) Before any amount shall be paid to the holders of Common Stock, the holders of Series A Preferred and Series B Preferred shall be entitled to receive an amount equal to $0.02451616 and $0.08, respectively, per annum for each share of Series A Preferred and Series B Preferred held by them.

                  (ii) No dividends (other than those payable solely in shares of Common Stock) shall be payable on any Common Stock during any fiscal year of this Corporation until dividends in the full respective preferential amount per share set forth above, and in the full respective preferential amount per share specified for any series of Preferred Stock authorized in the future, shall have been paid or declared and set apart for payment to Preferred Stock during that fiscal year. The right to such dividends on shares of Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.

              (b) Dividend Rights of Common Stock.  At any time after the full
                  -------------------------------
preferential dividend per share on Preferred Stock shall have been declared and paid or set apart for payment in accordance with the provisions of Section 3.3.1(a), dividends may be paid on the outstanding Common Stock out of any funds legally available therefor. The holders of Preferred Stock shall not be entitled to participate in any dividends other than as provided in Section 3.3.1(a).

          3.3.2   Liquidation Preference.  In the event of any liquidation,
                  ----------------------
dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of this Corporation shall be made in the following manner:

              (a) The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus

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funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.306452 and $1.00, respectively, for each share of Series A Preferred and Series B Preferred then held by them, adjusted for any combinations, consolidations, or stock distributions or dividends which respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred and Series B Preferred.

              (b) If upon the occurrence of such event, if the assets and funds available to be distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the assets and funds of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (c) After payment has been made to the holders of the Series A Preferred and Series B Preferred of the full amounts to which they shall be entitled as provided in paragraphs (a) and (b) above, and after the payment to the holders of any series of Preferred Stock authorized in the future of the full preferential amount specified therefor, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock ratably in proportion to the numbers of shares of Common Stock held by them.

              (d) For purposes of this Section 3.3.2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

              (e) Any securities to be delivered to the holders of the Preferred Stock pursuant to Section 3.3.2(d) above shall be valued as follows:

                   (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                       (1) If traded on a securities exchange or on the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the closing;

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                       (2) If actively traded over-the-counter, the value shall
be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                       (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority-in-interest of the Preferred Stock that would have been entitled to receive such securities or the same type of securities.

                   (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs 3.3.2(e)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority-in-interest of the Preferred Stock that would be entitled to receive such securities or the same type of securities.

              (f) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

          3.3.3 Voting Rights. Except as otherwise required by law or by Section
                -------------
3.3.5, the holder of each share of Common Stock shall be entitled to one vote for each share held and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

          3.3.4  Conversion.  The holders of the Preferred Stock have conversion
                 ----------
rights as follows (the "Conversion Rights"):

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                   (a)  Right to Convert. Each share of Preferred Stock shall be
                        ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the "Conversion Price" per share in effect for such series of Preferred Stock at the time of conversion into the "Conversion Value" per share of such series of Preferred Stock. The number of shares of Common Stock into which each series of Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The initial Conversion Price per share of Series A and Series B Preferred shall be $0.306452 and $1.00, respectively. The initial Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided. The Conversion Value per share of Series A Preferred and Series B Preferred shall be $0.306452 and $1.00, respectively.

                   (b)  Automatic Conversion. Each share of Preferred Stock
                        --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Rate (i) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price to the public of not less than $3,500,000 (prior to deduction of underwriter commissions and offering expenses); (ii) immediately upon the receipt by the Corporation of a written request for conversion duly executed by holders of at least 60% of the then outstanding shares of such series of Preferred Stock; or
(iii) at such time as 60% of the shares of such series of Preferred Stock ever outstanding have converted into Common Stock.

                   (c)  Mechanics of Conversion.
                        -----------------------

                        (i) Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, the holder shall surrender the certificate or certificates representing the Preferred Stock to be converted, duly endorsed for transfer, at the office of the corporation or of any transfer agent for Preferred Stock, and shall give written notice to the corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock pursuant to Section 3.3.4(c)(iv) hereunder and any declared but unpaid dividends on the converted Preferred Stock to which the holder may be entitled. In the case of any conversion pursuant to Section 3.3.4(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                   (ii) In the case of any conversion pursuant to Section 3.3.4(b)(i), the conversion shall be conditioned upon the closing of the underwritten public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to such closing. Written notice of such conversion shall be given by the Corporation to the holders of Preferred Stock at least ten (10) days prior to the closing of the sale of such securities. On or after the closing date as specified in such notice, each holder of Preferred Stock shall surrender the certificate or certificates representing such Preferred Stock, duly endorsed for transfer, at the office of the Corporation or any transfer agent for Preferred Stock. The Corporation shall as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as a result of a conversion into a fractional share of Common Stock pursuant to Section 3.3.4(c)(iv) hereunder and any declared but unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the closing of such underwritten public offering of securities, and, notwithstanding that any certificate representing the Preferred Stock shall not have been surrendered, each holder of such Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Common Stock issuable to such holder upon such conversion.

                  (iii) In the case of any conversion pursuant to Section 3.3.4(b)(ii) or 3.3.4(b)(iii), such conversion shall be deemed to have been made as of the date of receipt by the Corporation of a written request for conversion duly executed by holders of at least 60% of the then outstanding shares of such series of Preferred Stock, or as of the date as of which 60% of the shares of such series of Preferred Stock ever outstanding has converted to Common Stock. Written notice of such conversion shall be given by the Corporation to the holders of such series of Preferred Stock within twenty (20) days following the date on which conversion shall be deemed to have occurred. As promptly as possible after receipt of such notice, each holder of such series of Preferred Stock shall surrender the certificate or certificates representing such Preferred Stock, duly endorsed for transfer, at the office of the Corporation or any transfer agent for Preferred Stock. The corporation shall,

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as soon as practicable thereunder, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as a result of a conversion into a fractional share of Common Stock pursuant to
Section 3.3.4(c)(iv) hereunder and any declared but unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made as of the date aforesaid and, notwithstanding that any certificate representing such series of Preferred Stock shall not have been surrendered, each holder of such series of Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Common Stock issued to such holder upon such conversion.

                   (iv) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

              (d)  Adjustment to Conversion Price for Diluting Issues.
                   --------------------------------------------------

                   (i)  Special Definitions. For purposes of this Section
                        -------------------
3.3.4(d), the following definitions apply:

                        (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities other than rights, options or warrants issued or issuable to directors or employees of or consultants to the Company pursuant to a stock grant, option plan or other incentive program approved by the Board of Directors but not exceeding the rights, options or warrants to subscribe for or purchase in the aggregate not more than 2,500,000 shares of Common Stock, subject to adjustment for all subdivisions and combinations and for repurchases of shares previously issued.

                        (B) "Shares" shall mean shares of Preferred.

                        (C) "Original Issue Date" shall mean the date on which Shares of were first issued.

                        (D) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Stock and Shares) or other securities convertible into or exchangeable for Common Stock.

                        (E) "Additional Shares of Common Stock" shall include all shares of Common Stock issued (or, pursuant to Section 3.3.4(d)(iii), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable: (1) upon the conversion of the

Shares; (2) to Directors or employees of, or consultants to, the Company pursuant to a stock grant, option plan or other incentive program approved by the Board of Directors but not exceeding 2,500,000 shares of Common Stock, subject to adjustment for all subdivisions and combinations and for repurchases of shares previously issued; (3) as a dividend or distribution on the Shares; or
(4) by way of a dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1), (2) and (3), or this clause (4), or on the shares of Common Stock so excluded.

                   (ii)  No Adjustment of the Conversion Price. No adjustment in
                         -------------------------------------
the Conversion Price for any series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price of such series of Preferred Stock in effect, on the date of and immediately prior to such issuance. No adjustment in the Conversion Price for any series of Preferred Stock will be made unless such adjustment would require a change of at least one percent of the Conversion Price then in effect, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (iii)  Deemed Issue of Additional Shares of Common Stock.
                         -------------------------------------------------

                         (A) Stock Dividends and Subdivisions. In the event that
the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (otherwise than by payment of a dividend in Common Stock), then in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                             (1) in the case of any such dividend, immediately
after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; or

                             (2) in the case of any subdivision, at the close of
business on the date immediately prior to the date upon which such corporate action becomes effective.

                         (B) Options and Convertible Securities. In the event
                             ----------------------------------
the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then issued to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the resolution relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Option or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.3.4(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for a series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                       (1) no further adjustment in the Conversion Price of such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                       (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for a series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease in so far as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price of such series of Preferred Stock shall effect the Common Stock previously issued upon conversion of Shares); and

                       (3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price for a series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price for a series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

              (iv)  Adjustment of Conversion Price upon issuance of Additional
                    ----------------------------------------------------------
Shares of Common Stock. In the event the Company shall issue Additional Shares
----------------------
of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to

Section 3.3.4(iii)) without consideration or for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue, then in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest U.S. cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, plus the number of shares of Common Stock that could be purchased for the aggregate consideration to be received for the Additional Shares of Common Stock at the then existing Conversion Price of such series of Preferred Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the preceding sentence, all shares of Common Stock issuable upon conversion of all of the outstanding Shares and Convertible Securities and exercise of Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3.3.4(iii) such Additional Shares of Common Stock shall be deemed to be outstanding.

                   (v)  Determination of Consideration. For purposes of this
                        ------------------------------
Section 3.3.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A) Cash and Property:  Such consideration shall
                            -----------------

                            (1) insofar as it consists of cash, include the
aggregate amount of cash received by the Company exclusive of amounts paid or payable for accrued interest or accrued dividends;

                            (2) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                            (3) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such considerations so received computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                       (B)  Options and Convertible Securities. The
                            ----------------------------------
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3.4(d)(iii)(B), relating to Options and Convertible Securities, shall be determined by dividing:

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

                       (1) if the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the resolutions relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                       (2) the maximum number of shares of Common Stock (as set forth in such resolutions relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                   (C) Stock Dividends. Any Additional Shares of Common Stock
                       ---------------
deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

              (e) Adjustments for Combinations of Common Stock. In the event the
                  --------------------------------------------
outstanding shares of Common Stock shall be combined by reclassification or otherwise into a lesser number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such combination, or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

              (f) Adjustments for Other Distributions. In the event the
                  -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 3.3.4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.3.4 with respect to the rights of the holders of the Preferred Stock.

              (g) Adjustment for Reclassification, Exchange and Substitution. If
                  ----------------------------------------------------------
the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Rate of each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

                   (h)  No Impairment. This Corporation will not, by amendment
                        -------------
of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

                   (i)  Certificate as to Adjustments. Upon the occurrence of
                        -----------------------------
each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3.3.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                   (j)  Issue Taxes. The Corporation shall pay any and all issue
                        -----------
and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion .

                   (k) Reservation of Common Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common

Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (l)  Notices of Record Date. In the event that this Corporation
                   ----------------------
shall propose at any time:

                   (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                 (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                       (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; an d

                       (2) in the case of the matters referred to in (iii) and
(iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

          3.3.5  Covenants. In addition to any other rights provided by law, so
                 ---------
long as shares of Preferred Stock are outstanding, this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Preferred Stock, voting together as one class:

              (a) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation if such action would materially and adversely directly alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock, or increase or decrease the authorized number of shares of Preferred Stock;

              (b) authorize or issue shares of any class or series of stock having any preferences or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock;

              (c) reclassify any class or series of Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of Preferred Stock;

              (d) merge with any other corporation if after such merger the shareholders of the corporation shall own less than fifty percent (50%) of the voting shares of the surviving corporation in such merger, or sell all or substantially all of the assets of the Corporation; or

              (e) pay or declare any dividend on, or redeem (other than stock repurchases pursuant to contractual arrangements with employees, officers, directors or consultants) any shares of Common Stock.

                                      IV.

          The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by by-law, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of that expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

     3. The foregoing Third Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

     4. The foregoing Third Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of this Corporation in accordance with Sections 902 and 903 of the California Corporations Code.
The total number of outstanding shares of Common Stock is 10,049,474 shares.
The total number of outstanding shares Series A Preferred is 2,447,368 shares. There are no other shares outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being more than fifty percent (50%) of the outstanding shares of the Common Stock and Series A Preferred, each voting separately as a class.

     John W. Fara and Julian N. Stern further declare under penalty of perjury under the laws of the State of California that the matters set forth in these Third Amended and Restated Articles of Incorporation are true and correct of their own knowledge.

     Executed at Foster City, California, this 30th day of December, 1996.



                                      /s/ John W. Fara
                                      ------------------------------
                                      JOHN W. FARA, President



                                      /s/ Julian N. Stern
                                      ------------------------------
                                      JULIAN N. STERN, Secretary

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